SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) : March 31, 2004

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
                        ---------------------------------
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)


          Nevada                                           13-13250816
-------------------------------                 -----------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



                  4904 Waters Edge Dr., #160, Raleigh, NC 27606
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (919) 851-2239
                              --------------------
                            (Issuer telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Section 8. Other Events

Item 8.01.  Other Events

The Company is reporting corrections to three previous Form 8-K filings and one previous NT 10-Q.

With regard to a Form NT 10-Q dated August 17, 2004, a Form 8-K dated August 4, 2004 and a Form 8-K dated March 31, 2004, the Company reports that through a clerical error the forms incorrectly listed the Principal Executive Offices and the telephone number. The Principal Executive Offices continue to be at 4904 Waters Edge Drive, Suite 160, Raleigh, NC 27606 with a telephone number of 919-851-2239.

With regard to the information supplied on Form 8-K dated August 4, 2004, the Company retracts the following statements:

"On August 3, 2004, Michael S. Magruder was added to the Board of Directors. Mr. Magruder has a Masters Degree in Education from Antioch University and has been employed by the Seattle Public School System since 1991."

The Company reports that a search of its recores by its current Secretary has determined that there was no resolution of the Board to increase the size of the Board of Directors from 5 to 6, nor was there a resolution of the Board to elect Michael S. Magruder to the Board. The information was initially supplied for Edgarization and filing by the office of the Company's former secretary Mr. Tolan Furusho.

The Company notes that the information supplied on a Form 8-K dated August 27, 2004, regarding Mr. Magruder's resignation is immaterial since he was never added to the Board.


                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                             GOLDTECH MINING CORPORATION

     October 15, 2004                   /s/  Ralph Jordan
                                            ------------------------------
                                              Ralph Jordan, Chairman & CEO